UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Heska Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3760 Rocky Mountain Avenue
Loveland, Colorado 80538

April 22, 2010

YOUR VOTE IS IMPORTANT!

Leading Independent Voting Advisory Firms Recommend a Vote “For”
Proposals 1 Through 4 Described in the Proxy Statement For the Consideration of Stockholders

Heska Corporation’s Annual Meeting of Stockholders is May 4, 2010.
Please Ensure Your Vote Has Been Cast. If You Have Already Voted, Please Accept Our Thanks.

Dear Fellow Heska Stockholder:

YOUR VOTE IS IMPORTANT! We recently mailed to you proxy materials for our 2010 annual meeting of stockholders scheduled for May 4, 2010. Each vote is extremely important, and we urge you to ensure you have voted no matter how many shares you own. Please review the proxy materials at your earliest convenience and ensure you have voted or instructed your broker or other nominee to vote your shares by proxy as soon as possible. If you have already voted, please accept our thanks.

•	RiskMetrics Group’s ISS Proxy Advisory Services, Glass Lewis & Co. and Proxy Governance, Inc. have all issued their reports recommending a vote “For” proposals 1 through 4 described in the proxy statement.

•	Your Board of Directors recommends a vote “For” each of the proposals described in the proxy statement.

Unlike prior years, brokers are unable to vote shares held by them for another’s account in the election of directors without first receiving specific voting instructions from the beneficial owner of such shares. Brokers who hold shares for the account of another are also unable to vote those shares at the meeting on the proposals to:

•	adopt an amendment to our Restated Certificate of Incorporation to reclassify our common stock and add stock transfer restrictions to preserve the value of our tax net operating losses; and

•	amend and restate our 1997 Employee Stock Purchase Plan, which will include an increase in the number of shares of our common stock available for issuance under the plan by 500,000 shares.

To be approved by our stockholders at the annual meeting, these proposals require the affirmative vote of a majority of our shares of common stock outstanding as of the record date stated in the proxy statement. If you have not voted or instructed your broker or other nominee to vote your shares, they will not be voted — and these proposals may not pass. If you have not yet voted, please vote now!

If you have any questions, or need any assistance in voting your shares, please call Morrow & Co., LLC, our proxy solicitor, directly at 800-607-0088.

Thank you for your consideration and continued support.

Sincerely,

Robert B. Grieve
Chairman and Chief Executive Officer

Please as soon as possible vote your shares via the internet or toll free telephone by following the instructions on your proxy card, or sign the enclosed proxy card and return it in the accompanying, postage prepaid envelope.